                                   FORM 8-A

                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                           QUESTRON TECHNOLOGY, INC.
            (Exact name of registrant as specified in its charter)

       DELAWARE                                                23-2257354
------------------------------------------------------------------------------
   (State of incorporation                                   (IRS Employer
       or organization)                                   Identification No.)



          6400 CONGRESS AVENUE,
                 SUITE 200
            BOCA RATON, FLORIDA                                  33487
------------------------------------------------------------------------------
   (Address of principal executive offices)                    (Zip Code)


SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

                                     NONE.


         If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

         If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

                                     UNITS
                     SERIES B CONVERTIBLE PREFERRED STOCK
                   SERIES IV COMMON STOCK PURCHASE WARRANTS

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         Reference is made to the descriptions of the terms of (a) the Units, each consisting of one share of Series B Preferred Stock and one Series IV Warrant (the "Units"), (b) the Series B Convertible Preferred Stock, par value $.01 per share (the "Series B Preferred Stock"), and (c) the Series IV Common Stock Purchase Warrants (the "Series IV Warrants") of the Registrant set forth under the caption "Description of Securities" appearing in the Prospectus contained in Registrant's Registration Statement on Form SB-2 (the "Registration Statement"), as filed with the Securities and Exchange Commission on December 19, 1996 (Registration No. 333-18243). As of the date hereof, no Units are outstanding. As of the date hereof, no shares of Series B Preferred Stock are outstanding. Each share of the Series B Preferred Stock shall automatically convert on the second anniversary of the effective date of the Registration Statement (the "Effective Date"), into that number of shares of Common Stock, par value $.001 per share, of the Corporation ("Common Stock") equal to the portion of the offering price attributable to the Series B Preferred Stock ($5.75) divided by 80% of the closing price per share of the Common Stock as reported by the Nasdaq SmallCap Market on the trading day immediately preceding the Effective Date. As of the date hereof, 2,750,000 Series IV Warrants are outstanding. The Series IV Warrants shall be exercisable commencing one year from the Effective Date and shall entitle the holder thereof to purchase one share of Common Stock at an exercise price equal to 115% of the closing market price per share of the Common Stock on the day preceding the Effective Date during the four year period commencing one year from the Effective Date.

ITEM 2.  EXHIBITS.

         The following exhibits, including exhibits incorporated herein by reference, are filed as a part of this registration statement pursuant to the requirements of Instruction I of Form 8-A:


1. Stock Purchase Agreement, dated as of December 16, 1996 relating to Webb Distribution, Inc., incorporated by reference to Exhibit 2.0 of Registrant's Form SB-2 filed with the Securities and Exchange Commission on December 19, 1996 (Registration No. 333-18243).

2.   Specimen Preferred Stock Certificate.

3. Certificate of Designations, Preferences and Rights of the Registrant's Series B Convertible Preferred Stock.

4.   Form of Series IV Warrant Agreement, incorporated by reference to Exhibit
     4.3 of the Registrant's Form SB-2 filed with the Securities and Exchange Commission on December 19, 1996 (Registration No. 333-18243).

                                   SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                            QUESTRON TECHNOLOGY, INC.



Date: February 5, 1997                     By: /s/ DOMINIC A. POLIMENI
                                              ----------------------------
                                                   Dominic A. Polimeni
                                                   Chairman, President and
                                                   Chief Executive Officer

                               INDEX TO EXHIBITS


1. Stock Purchase Agreement, dated as of December 16, 1996 relating to Webb Distribution, Inc., incorporated by reference to Exhibit 2.0 of Registrant's Form SB-2 filed with the Securities and Exchange Commission on December 19, 1996 (Registration No. 333-18243).

2.   Specimen Preferred Stock Certificate.

3. Certificate of Designations, Preferences and Rights of the Registrant's Series B Convertible Preferred Stock.

4.   Form of Series IV Warrant Agreement, incorporated by reference to Exhibit
     4.3 of the Registrant's Form SB-2 filed with the Securities and Exchange Commission on December 19, 1996 (Registration No. 333-18243).